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Exhibit 23.1 Crowe Chizek Consent

                                  CROWE CHIZEK

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Shopsmith, Inc. and Subsidiaries on Form S-8 (Registration No. 33-26463, 33-64663, 33-67898, and 333-17437) of our report on our audits of the consolidated financial statements and financial statement schedule of Shopsmith, Inc. and Subsidiaries as of March 31, 2001 and April 1, 2000 and for the years ended March 31, 2001, April 1, 2000 and April 3, 1999, which report is included in this Annual Report on Form 10-K.




                                                   Crowe, Chizek and Company LLP
Columbus, Ohio
June 14, 2001